UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  June 6, 2008

SOKO FITNESS & SPA GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-132429	80-0122921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.194,Guogeli Street, Harbin, Heilongjiang Province, China	150001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  011-86-451-87702255

American Business Holdings Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

As previously reported in a Current Report on Form 8-K of the registrant, as amended, dated May 13, 2008, on May 13, 2008, the registrant's Board of Directors voted to change the registrant's name to SOKO Fitness & Spa Group, Inc.  On May 27, 2008, in furtherance of the proposed name change, the registrant's Board of Directors further approved the taking of the following actions to effect the proposed name change:

•	Formation of a wholly-owned subsidiary of the registrant named SOKO Fitness & Spa Group, Inc. (the "Subsidiary");

•	merger of the Subsidiary with and into the registrant in accordance with the provisions of Section 253 of the Delaware General Corporation Law; and

•
filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware that provides for the merger and amends Article First of the Certificate of Incorporation of the registrant to read in full as follows:

FIRST:	The name of the corporation is SOKO Fitness & Spa Group, Inc. (hereinafter the “Corporation”).

The registrant caused the Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware in accordance with Section 253 of the Delaware General Corporation Law on June 6, 2008.  A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3(i).  As a result of this filing, effective as of June 6, 2008, the name of the registrant was changed to SOKO Fitness & Spa Group, Inc.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit	Description

3(i)
Certificate of Ownership and Merger merging SOKO Fitness & Spa Group, Inc. into American Business Holdings, Inc. (pursuant to Section 253 of the DGCL), filed with the Secretary of State of the State of Delaware on June 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOKO Fitness & Spa Group, Inc.

Date: June 6, 2008	By:	/s/ Tong Liu
Name: Tong Liu
Title: Chief Executive Officer